                                                                    EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Dial Corporation on Form S-8 of our report dated January 25, 2000, appearing in the Annual Report on Form 10-K of The Dial Corporation for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP
-----------------------------------
Deloitte & Touche LLP
Phoenix, Arizona
March 27, 2000